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                                                      Exhibit 99

                     PRESS RELEASE DATED OCTOBER 30, 2000
                           ISSUED BY THE COMPANY


                                           FOR IMMEDIATE RELEASE

                 GREIF BROS. CORPORATION TO ACQUIRE VAN LEER
               INDUSTRIAL PACKAGING IN $620 MILLION TRANSACTION

        Greif to be Worldwide Leader in Industrial Shipping Container Business With Global Platform for Growth in European, Asian and
                          Latin American Markets

        International Transaction Transforms One of America's Oldest
         Heartland Corporations; Globalization Powering Fundamental
                       Change in Container Business

         Greif Expands Ability to Deliver Integrated Packaging and
             Shipping Solutions to Multinational Corporations

DELAWARE, Ohio (October 30, 2000) - Greif Bros. Corporation (NASDAQ: GBCOA/GBCOB), the leading U.S. manufacturer of industrial shipping containers, today announced the signing of a definitive agreement to purchase the Van Leer industrial packaging division from Huhtamaki Van Leer Oyj of Espoo, Finland (HEX: HVL1V and AEX: HVL) for US $620 million, which includes the assumption of debt and other obligations as of the closing date.

This acquisition will effectively double the size of Greif Bros. Corporation ("Greif") and give the company a strong competitive position in the key global markets of Europe, Asia and Latin America. When the acquisition is completed, Greif will operate in over 200 locations in over 40 countries with approximately 11,000 employees.

The operations to be acquired are currently organized as Royal Packaging Industries Van Leer N.V., headquartered in Amsterdam, The Netherlands, and its subsidiaries worldwide ("Van Leer Industrial"). With net sales of EUR 921 million in 1999, Van Leer Industrial is a leading worldwide provider of industrial packaging and components, including steel, fibre and plastic drums, as well as intermediate bulk containers and closure systems. Van Leer Industrial has over 6,000 employees and operates in over 40 countries, including the United States, and has a strong presence throughout the world.


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"With this acquisition, we are transforming one of America's oldest industrial companies into a worldwide leader in industrial shipping containers," said Michael J. Gasser, Greif chairman and chief executive officer. "Our first priority is to accelerate our historical growth rates and take advantage of the opportunities in international markets. By combining our operations with those of Van Leer Industrial, we will create a global platform for growing our business and will position Greif to provide packaging solutions for key customers anywhere in the world," Mr. Gasser added.

"Among several interested parties, Greif stood out as a solid company with a long industry tradition similar to Van Leer's. I am convinced that Greif will be the ideal new parent for Van Leer Industrial and its people," said Timo Peltola, chief executive officer of Huhtamaki Van Leer. "Following this transaction, we will concentrate on consumer packaging, where we already have reached world leadership positions and see further growth opportunities," Mr. Peltola noted.

"Van Leer is the ideal partner at the ideal time for us, and we match up perfectly from a strategic, operational and cultural standpoint," Mr. Gasser stated. "Like many traditional industrial businesses, the shipping container business is shifting rapidly as new technologies and globalization drive change. Our customers are looking for one-stop, cost-effective packaging solutions as well as global supply. This transaction will help position us to leverage these opportunities," Mr. Gasser said.

Recent Growth Initiatives

Mr. Gasser stated that the Van Leer Industrial acquisition is a natural progression in Greif's growth plan. Within the past several years, the company has purchased and affiliated with various packaging businesses to strengthen its North American operations and develop an extensive range of industrial shipping container and corrugated container products. A Packaging Services organization was created to better meet customer needs through a broad range of value-added services, such as container reconditioning, warehousing, and filling. Greif also increased capital expenditures for new technologies to modernize and streamline production facilities. In addition, the company has focused on its timber business toward optimizing its annual return from the company's 280,000 acres of prime timber and land holdings in the United States.


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Financial Information

The purchase price of US $620 million includes a cash payment and the assumption of Van Leer Industrial's outstanding indebtedness and other obligations as of the closing date. The cash portion of the purchase price will be financed under a new credit agreement that Greif is establishing with a syndicate of lenders. Greif's net sales were US $818.8 million for the fiscal year ended October 31, 1999, and Van Leer Industrial's net sales were EUR
921.3 million for the fiscal year ended December 31, 1999. Earnings before interest, taxes, depreciation, and amortization (EBITDA) were US $125.6 million for Greif and EUR 97.5 million for Van Leer Industrial on an adjusted basis in the most recent fiscal years. The transaction is expected to be accretive to earnings per share within one year from closing.

The transaction will be accounted for as a purchase and is expected to be completed by December 31, 2000, subject to regulatory and other approvals and the 30-day right of first refusal by the Van Leer Group Foundation as provided for in the original transaction between Van Leer and Huhtamaki. Merrill Lynch & Co. acted as exclusive financial adviser to Greif in this transaction.

About Greif Bros. Corporation

Greif, which is headquartered in Delaware, Ohio, has been a packaging company since its inception in 1877. Greif provides industrial container and packaging solutions and services, primarily to North American-based industries. The company manufactures a broad variety of industrial shipping containers (which include fibre drums, plastic drums, steel drums, and intermediate bulk containers) and containerboard and corrugated products (which include semichemical and recycled medium, recycled linerboard, corrugated boxes, corrugated honeycomb products, and multiwall packaging) as well as manages timber properties. Greif has over 5,000 employees in the U.S., Canada, and Mexico. Additional company information is on the company's web site at www.greif.com.

Some of the information in this press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "project," and similar expressions, among others, identify forward-looking statements. Forward-looking statements speak only as of the date the statement was made. Such forward-looking statements are subject to certain risks and uncertainties that could cause the company's actual results to differ


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materially from those projected, including the statements that the company's first priority is to accelerate historical growth rates and take advantage of opportunities in international markets and provide packaging solutions for key customers anywhere in the world (paragraph four), that this transaction will help position the company to leverage business opportunities (paragraph six), that the transaction is expected to be accretive to earnings per share within one year from closing (paragraph eight), and that the acquisition will be completed by December 31, 2000 subject to regulatory and other approvals and the 30-day right of refusal by the Van Leer Group Foundation (paragraph nine). Risks and uncertainties that might cause a difference include, but are not limited to, changes in general business and economic conditions, risks of doing business in foreign countries, capacity levels in the containerboard market, competitive pricing pressures, in particular with respect to the price of paper, litigation or claims against the company pertaining to environmental, product liability and safety and health matters, risks associated with the company's acquisition strategy, in particular the company's ability to locate and acquire other businesses, the company's ability to integrate its newly acquired operations effectively with its existing businesses, the company's ability to achieve improved operating efficiencies and capabilities sufficient to offset consolidation expenses and the frequency and volume of sales of the company's timber and timberlands. These and other risks and uncertainties that could materially affect the financial results of the company are further discussed in the company's Annual Report on Form 10-K for the year ended October 31, 1999. All forward-looking statements made in this announcement are based on information presently available to the management of the company. The company assumes no obligation to update any forward-looking statements.

                                   # # #
For Additional Information:

Media Inquiries:
Krista Heins
Director, Communications
Greif Bros. Corporation
740-549-6074
klheins@greif.com

Anita Bose
Robinson Lerer & Montgomery
212-484-7699
abose@rlmnet.com


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Shareholder/Analyst/Investor Inquiries:
Robert Lentz
Robert A. Lentz and Associates
614-876-2000
rlentz@investquest.com

Anita Bose
Robinson Lerer & Montgomery
212-484-7699
abose@rlmnet.com

Greif Bros. Corporation's web site is www.greif.com.


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